Oclaro Announces Second Quarter Fiscal Year 2017 Financial Results
Revenue Up 64 Percent from Q2 FY16; Forecast to Increase Sequentially Again in the March Quarter
SAN JOSE, Calif., – January 31, 2017 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its second quarter of fiscal year 2017, which ended December 31, 2016.

“Our December quarter was very strong with improvement in all our financial metrics. Revenue increased 14 percent from the first quarter of fiscal 2017, and 64 percent from the same quarter last year, with demand for our newer 100G and beyond products driving this excellent growth. In addition, we had record gross margin and operating income resulting from higher revenue, a richer product mix, and favorable foreign exchange rates,” said Greg Dougherty, Chief Executive Officer, Oclaro. “We currently forecast revenue to increase again in the March quarter, driven by healthy demand across the multiple markets we serve.”

Results for the Second Quarter of Fiscal 2017

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Revenues were $153.9 million for the second quarter of fiscal 2017, and compare with revenues of $135.5 million in the first quarter of fiscal 2017, and revenues of $94.1 million in the second quarter of fiscal 2016.

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GAAP gross margin was 39.5% for the second quarter of fiscal 2017, compared with GAAP gross margin of 34.2% in the first quarter of fiscal 2017, and GAAP gross margin of 28.3% in the second quarter of fiscal 2016.

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Non-GAAP gross margin was 39.8% for the second quarter of fiscal 2017, compared with non-GAAP gross margin of 34.4% in the first quarter of fiscal 2017, and non-GAAP gross margin of 28.8% in the second quarter of fiscal 2016.

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GAAP operating income was $33.4 million for the second quarter of fiscal 2017. This compares with GAAP operating income of $17.9 million in the first quarter of fiscal 2017, and GAAP operating income of $2.5 million in the second quarter of fiscal 2016.

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Non-GAAP operating income was $36.2 million for the second quarter of fiscal 2017, compared with non-GAAP operating income of $20.9 million in the first quarter of fiscal 2017, and non-GAAP operating income of $5.3 million in the second quarter of fiscal 2016.

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GAAP net income for the second quarter of fiscal 2017 was $30.3 million. This compares with GAAP net income of $3.4 million in the first quarter of fiscal 2017, and GAAP net income of $0.2 million in the second quarter of fiscal 2016.

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Non-GAAP net income for the second quarter of fiscal 2017 was $36.3 million. This compares with non-GAAP net income of $20.0 million in the first quarter of fiscal 2017, and non-GAAP net income of $3.1 million in the second quarter of fiscal 2016.

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GAAP earnings per diluted share for the second quarter of fiscal 2017 were $0.18. This compares with GAAP earnings per diluted share of $0.02 in the first quarter of fiscal 2017, and GAAP earnings per diluted share of $0.00 in the second quarter of fiscal 2016.

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Non-GAAP earnings per diluted share for the second quarter of fiscal 2017 were $0.21. This compares with non-GAAP earnings per diluted share of $0.14 in the first quarter of fiscal 2017, and non-GAAP earnings per diluted share of $0.03 in the second quarter of fiscal 2016.

•	Cash, cash equivalents, restricted cash, and short-term investments were $243.5 million at December 31, 2016.

Third Quarter Fiscal Year 2017 Outlook
The guidance for the quarter ending April 1, 2017 is:

•	Revenues in the range of $156 million to $164 million.

•	Non-GAAP gross margin in the range of 36% to 39%.

•	Non-GAAP operating income in the range of $32 million to $36 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, we have not provided reconciliations from non-GAAP to GAAP for our outlook. Certain elements of such reconciliations, such as restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets and other costs and contingencies unrelated to our current and future operations, are highly variable and we are not able to forecast these items within a meaningful range. We are better able to forecast stock-based compensation and amortization of other intangible assets, the two largest elements of such reconciliation, and we expect those elements to be approximately $2.7 million and $0.2 million, respectively, for the third quarter. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call
Oclaro will hold a conference call to discuss financial results for the second quarter of fiscal year 2017 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (913) 312-0408. A replay of the conference call will be available through February 14, 2017. To access the replay, dial (412) 317-6671. The passcode for the replay is 9843575.
A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (NASDAQ: OCLR), is a leader in optical components and modules for the long-haul, metro and data center markets. Leveraging more than three decades of laser technology innovation and photonics integration, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2017. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s second quarter of fiscal year 2017 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial guidance for the fiscal quarter ending April 1, 2017 regarding revenues, non-GAAP gross margin, and non-GAAP operating income, (ii) the growth of Oclaro’s 100G and beyond product revenues, (iii) customer demand for Oclaro’s products, and (iv) Oclaro’s future financial performance and operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (ii) our dependence on a limited number of customers for a significant percentage of our revenues, (iii) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (iv) our ability to meet or exceed our gross margin expectations, (v) the effects of fluctuations in foreign currency exchange rates, (vi) our manufacturing yields, (vii) the risks associated with delays, disruptions or quality control problems in manufacturing, (viii) competition and pricing pressure, (ix) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (x) our ability to effectively manage our inventory, (xi) our dependence on a limited number of suppliers and key contract manufacturers, (xii) our ability to have our manufacturing lines qualified by our customers, (xiii) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xiv) the absence of long-term purchase commitments from many of our long-term customers, (xv) our ability to conclude agreements with our customers on favorable terms, (xvi) our ability to protect our intellectual property rights, (xvii) the outcome of tax audits or similar proceedings, (xviii) the risks associated with our international operations, (xix) the outcome of pending litigation against us, and (xx) other factors described in our most recent annual report on Form 10-K and other documents we periodically file with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, and impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2016	July 2, 2016
	(Thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$222,796	$95,929
Restricted cash	715	715
Short-term investments	19,948	—
Accounts receivable, net	107,513	93,571
Inventories	82,313	76,369
Prepaid expenses and other current assets	33,183	23,591
Total current assets	466,468	290,175
Property and equipment, net	81,402	65,045
Other intangible assets, net	986	1,498
Other non-current assets	2,364	2,331
Total assets	$551,220	$359,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$82,167	$71,201
Accrued expenses and other liabilities	40,358	34,818
Capital lease obligations, current	2,425	3,753
Total current liabilities	124,950	109,772
Deferred gain on sale-leasebacks	5,938	6,809
Convertible notes payable	—	62,058
Capital lease obligations, non-current	1,579	2,105
Other non-current liabilities	10,502	11,694
Total liabilities	142,969	192,438
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,665	1,122
Additional paid-in capital	1,681,999	1,471,280
Accumulated other comprehensive income	36,581	39,821
Accumulated deficit	(1,311,994)	(1,345,612)
Total stockholders’ equity	408,251	166,611
Total liabilities and stockholders’ equity	$551,220	$359,049

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	December 31, 2016	October 1, 2016	December 26, 2015
	(Thousands, except per share amounts)
Revenues	$153,914	$135,492	$94,129
Cost of revenues	93,150	89,136	67,521
Gross profit	60,764	46,356	26,608
Operating expenses:
Research and development	13,758	13,107	11,075
Selling, general and administrative	13,355	14,792	12,791
Amortization of other intangible assets	241	244	250
Restructuring, acquisition and related expense, net	82	311	6
(Gain) loss on sale of property and equipment	(74)	(37)	(46)
Total operating expenses	27,362	28,417	24,076
Operating income	33,402	17,939	2,532
Other income (expense):
Interest income (expense), net (1)	70	(13,858)	(1,247)
Gain (loss) on foreign currency transactions, net	(3,324)	(518)	(500)
Other income (expense), net	156	194	357
Total other income (expense)	(3,098)	(14,182)	(1,390)
Income before income taxes	30,304	3,757	1,142
Income tax provision	37	406	985
Net income	$30,267	$3,351	$157
Net income per share:
Basic	$0.18	$0.03	$0.00
Diluted	$0.18	$0.02	$0.00
Shares used in computing net income per share:
Basic	165,822	132,480	110,296
Diluted	168,856	135,529	112,394

(1) Interest income (expense), net for the October 1, 2016 fiscal quarter includes $13.3 million in make whole and inducement expenses related to the exchanges for all of the Company's outstanding 6.00% Convertible Senior Notes due 2020 ("Convertible Notes"), that occurred in August 2016.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	December 31, 2016	October 1, 2016	December 26, 2015
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$60,764	$46,356	$26,608
Stock-based compensation in cost of revenues	462	289	472
Non-GAAP gross profit	$61,226	$46,645	$27,080
GAAP gross margin rate	39.5%	34.2%	28.3%
Non-GAAP gross margin rate	39.8%	34.4%	28.8%
Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$33,402	$17,939	$2,532
Stock-based compensation	2,589	2,443	2,543
Amortization of other intangible assets	241	244	250
Restructuring, acquisition and related costs	82	311	6
(Gain) loss on sales of property and equipment	(74)	(37)	(46)
Non-GAAP operating income	$36,240	$20,900	$5,285
Reconciliation of GAAP net income to non-GAAP net income and adjusted EBITDA:
GAAP net income	$30,267	$3,351	$157
Stock-based compensation	2,589	2,443	2,543
Amortization of other intangible assets	241	244	250
Restructuring, acquisition and related costs	82	311	6
Payments related to the interest make-whole charge and induced conversion expense on the convertible notes (2)	—	13,250	—
Other (income) expense items, net	(156)	(194)	(357)
(Gain) loss on sales of property and equipment	(74)	(37)	(46)
(Gain) loss on foreign currency translation	3,324	518	500
Income tax effect	22	105	85
Non-GAAP net income	$36,295	$19,991	$3,138
Income tax provision	15	301	900
Interest (income) expense, net	(70)	608	1,247
Depreciation expense	4,935	4,748	3,692
Adjusted EBITDA	$41,175	$25,648	$8,977

Non-GAAP net income per share:
Basic	$0.22	$0.15	$0.03
Diluted (3)	$0.21	$0.14	$0.03
Shares used in computing Non-GAAP net income per share:
Basic	165,822	132,480	110,296
Diluted	168,856	150,541	112,394

	Three Months Ended
	December 31, 2016	October 1, 2016	December 26, 2015
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$462	$289	$472
Research and development	526	457	491
Selling, general and administrative	1,601	1,697	1,580
Total	$2,589	$2,443	$2,543

(2) Includes $13.3 million in make whole and inducement expenses related to the exchanges for all of the Company's outstanding 6.00% Convertible Senior Notes due 2020, that occurred in the October 1, 2016 fiscal quarter.

(3) The numerator for the October 1, 2016 fiscal quarter Non-GAAP diluted earnings per share calculation includes an add back of approximately $0.6 million of interest costs related to our Convertible Notes. Non-GAAP diluted shares outstanding for the October 1, 2016 fiscal quarter includes the full impact of the number of shares related to the Company's Convertible Notes, adding approximately 15 million additional shares.